EXHIBIT 10.1.1


                              EMPLOYMENT AGREEMENT



         THIS AGREEMENT, made effective as of the 29th day of October, 1999, entered into by and between Orphan Medical, Inc., a Minnesota Corporation (the "Company") and John Howell Bullion of Hennepin County, Minnesota, (hereinafter called "Employee").

         WHEREAS, the Company desires to employ the Employee as its Chairman and Chief Executive Officer (CEO) of the Company, in accordance with the following terms, conditions and provisions; and

         WHEREAS, the Employee desires to perform such services for the Company, all in accordance with the following terms, conditions and provisions;


         NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed as follows:

         1. EMPLOYMENT AND DUTIES.

         The Company hereby continues Employee's employment, and Employee hereby accepts and agrees to serve the Company as the Chairman and the Company's CEO, consistent with the job description for this position, and with duties subject to review and modification from time to time at the direction of the Company's Board of Directors (the "Board"). The Employee shall remain a member of the Company's Board of Directors, subject to election by the shareholders of the Company. The Employee shall apply his best efforts and devote substantially all of his professional and business time and attention to the Company's affairs and shall not, directly or indirectly, actively engage in or concern himself with any other activities or commitments which interfere with the performance of his duties hereunder or which, even if non-infering, may be contrary to the best interests of the Company.

         2. TERM.

         The term of this Agreement and Employee's employment under this Agreement shall commence on October 20, 1999, and shall continue thereafter for a period of three years. Upon the expiration of the original term of this Agreement, this Agreement shall automatically renew for successive two-year terms, subject to termination as provided in Section 7.

                                                            Employment Agreement
                                                                          Page 2


         3. COMPENSATION.

         The Company shall compensate the Employee for his services at the following salary, bonus, and benefits:

                  A. Base Salary

                           The Employee shall be paid a base annual salary of
                  One Hundred Eighty Thousand dollars ($180,000) for the calendar year 2000 and $200,000 for the calendar year 2001 payable on the Company's normal payroll cycle. The Employee's salary in November and December of 1999 will be adjusted for these two months to the 2000 level. The base salary for 2000 and 2001 is the minimum salary for those respective years, and $200,000 is the minimum salary during the balance of this agreement in year 2001 and beyond. The base salary may be increased from time to time at the discretion of the Board of Directors. Employee shall receive an annual performance review, and, contingent upon satisfactory review results, shall be eligible for an increase of such base salary at the direction of the Board of Directors.

                  B. Bonus.

                           The Employee shall continue to participate in a
                  Company Management Incentive Plan, as approved and amended by the Board of Directors from time to time, and which is designed to deliver an annual bonus consistent with current levels established for this position by the Board of Directors. Employee shall periodically meet with the Board of Directors, to establish quantitative and qualitative initiatives and objectives for the purpose of assessing the amount of bonus to be paid to Employee at the end of the associated bonus period.

                  C. Withholding Taxes.

                           The Employee agrees that the Company shall withhold
                  from any and all payments required to be made to the Employee pursuant to this Agreement all federal, state, local, and/or other taxes which the Company determines are required to be withheld in accordance with applicable statues and/or regulations from time to time in effect.

                  C. Stock Options.

                           The Employee shall be eligible to participate in the
                  annual grant of the Company's Stock Option Plan, consistent with its terms and conditions, and with amounts of options, including exercise price and vesting provisions determined by the Board of Directors from time to time. Provisions under this item 3C, stock options, are also subject to the provisions found in Section 7, under Termination of agreement.

                                                            Employment Agreement
                                                                          Page 3


                  D. Employee Benefits Plans.

                           The Employee shall be entitled to participate in any
                  and all Company Employee benefit plans, in accordance with the eligibility requirements and other terms and provisions of such plan or plans. Additionally, so long as the Employee is insurable via normal standards, the Company shall pay the insurance premium for disability insurance coverage which shall provide the Employee with a benefit upon total disability equal to sixty-five percent (65%) of the Employee's base salary payable to age 65. In the event that Employee elects to pay the premiums for such coverage himself, the Employee's annual base salary shall be increased by an amount equal to the amount of such premiums, plus an additional amount calculated to cover the Employee's additional income taxes resulting from such incease.

                  E. Insurance.

                           The Employee agrees that the Company, at the
                  discretion of its Board of Directors, may apply for and procure on its own behalf, life insurance on the life of the Employee, for the purpose of protecting the Company against loss caused by the death of the Employee (commonly referred to as "Key" insurance). Employee agrees to cooperate and submit to medical examination, and to execute or deliver any documentation reasonably required by the Company's insurer in order to effectuate such insurance.

         4. VACATION AND TIME OFF.

         The Employee shall be entitled to four weeks of paid vacation in each year of employment under the terms of this Agreement, without reduction of salary. Unused vacation time may be carried over to future years of employment, consistent with Company policy affecting use of Employee vacation time. In addition, Employee shall be entitled to such additional time off from work, without loss of compensation, for attendance at professional meetings, conventions, approved "other business activities", as per Section 12, and educational courses in accordance with the Company's general policies in this regard, and as from time to time determined by its Board of Directors.

         5. EXPENSES.

         The Company will reimburse Employee for reasonable expenses incurred by the Employee in connection with the business of the Company, according to policies promulgated from time to time by the Board of Directors, and upon presentation by Employee of appropriate substantiation for such expenses.

                                                            Employment Agreement
                                                                          Page 4


         6. DISABILITY.

         Not withstanding any other provision of this Agreement, if Employee is totally disabled, as defined below, for an aggregate of 180 calendar days in any one calendar year of employment, the company shall not be obligated to pay Employee the compensation provided in this Agreement for any period of total disability during such year in excess of 120 days. In such event, Employee's salary under Section 3 shall be prorated for such year of employment in the same manner as if this Agreement had been terminated at the end of such 120th day.

         The Company agrees that, while on disability leave of absence, and for the duration of such disability, Employee may continue to receive Employer's group insurance plan coverage by compliance with the provisions of the Consolidated Omnibus Budget Reconciliation Act ("COBRA"), until the end of such disability leave, or upon attainment of the age of 65, whichever is earlier. Employee is responsible for any COBRA insurance plan or policy premium.

         For purposes of this Agreement, Employee shall be considered to be totally disabled when he is considered to be as such by any insurance company used by the Company to provide disability benefits for the Employee, and Employee shall continue to be considered totally disabled until such insurance company ceases to recognize him as totally disabled for purposes of disability benefits. If no such disability policies are in effect for the benefit of the Employee or for any reason an insurance company fails to make a determination of the question of whether Employee is totally disabled, Employee shall be considered to be totally disabled if, because of mental or physical illness or other cause, he is unable to perform the majority of his usual duties on behalf of the Company. The existence of a total disability of the Employee, the date it commenced, and the date it ceases, shall be determined by the Board of Directors and the Employee, under these circumstances. If the parties cannot agree on the foregoing questions of disability, then any such determination shall be made after examination of Employee by medical doctor selected by the Board of Directors, and a medical doctor selected by the Employee. If the medical doctors so selected cannot agree on the foregoing questions of disability, a third medical doctor shall be selected by the two and the opinion of a majority of all three shall be binding.


         7. TERMINATION.

         This Agreement shall terminate upon the occurrence of any of the following:

                  A. Mutual agreement, in writing, of the parties to terminate;

                                                            Employment Agreement
                                                                          Page 5


                  B. Employee's death. Under circumstance of Employee's death, Company agrees to make termination payments to Employee's designated beneficiaries, in the amount of one year of base salary, and annual bonus payment for bonus payable in the fiscal year in which Employee's death occurred. Additionally, any unexercised, vested stock options which were available to Employee immediately prior to date of death shall be exercisable by beneficiaries in accordance with the Company's stock option plan. In addition, Employee's designated beneficiaries may, at their option, continue to pay and to receive insurance coverage under the COBRA provisions, and beyond, for a period of up to two years following death, or upon attainment of age 65 of beneficiary, whichever is earlier;

                  C. Upon the expiration of the initial or any renewal term of this Agreement, following 120 days of written notice by one party to the other indicating the party's intention not to renew (however, Termination Payments pursuant to Section G of this agreement, shall not be less than 12 months);

                  D. At the Company's option, if Employee shall be totally disabled, as defined above for a continuous period in excess of nine months. The Company's option to terminate in such event shall be exercised upon at least 30 days written notice to Employee;

                  E. Termination by the Company for cause.

                           For purposes of this provision of this Agreement, "Cause" shall mean termination by the Company of Employee's employment based upon:

                           (i) The willful and continued failure by Employee substantially to perform his duties and obligations (other than any such failure resulting from his incapacity due to physical or mental illness), or

                           (ii) The willful misconduct of Employee which is materially injurious to the Company or any of its subsidiaries, monetarily or otherwise.

                           For purposes of this paragraph, an act, or failure to act, shall be considered "willful" if done, or omitted to be done, by Employee in bad faith and without reasonable belief that the action or omission was in the best interests of the Company.

                           (iii) "Cause" shall mean termination by the Company of Employee's employment based upon
                                    (a) the willful and continued failure by Employee substantially to perform his duties and obligations (other than any such failure resulting

                                                            Employment Agreement
                                                                          Page 6


                                    from his incapacity due to physical or
                                    mental illness) or (b) the willful
                                    misconduct of Employee which is materially injurious to the Company or any of its subsidiaries, monetarily or otherwise. For purposes of this paragraph, an act, or failure to act, shall be considered "willful" if done, or omitted to be done, by Employee in bad faith and without reasonable belief that the action or omission was in the best interests of the Company.

                  F. Change of employment or termination without cause by the Company.

                           A Change in employment shall be deemed to have
                  occurred if, without Employee's consent,

                           1. Employee's position, duties, or title are materially and adversely changed without cause; or

                           2. At the option of either party, without cause, by one year's advance notice to the other party; or

                           3. The location of performance of most of Employee's duties is moved from the general geographic location in which Employee performed such duties prior to the move.

                  The effective date of a change in employment shall be the date Employee elects, by written notice to the Company, to treat such action as termination due to change in employment, provided it occurs within 90 days of the date Employee is notified of the change in employment. Failure to treat a particular change in employment as a termination of employment shall not preclude Employee from treating a subsequent change of employment as a termination of employment.

                  G. Termination without good cause and termination payments.

                           In the event Employee's employment with the Company
                  is terminated without cause, or a change in employment occurs and Employee elects to treat the change in employment as a termination of employment and so notifies the Company of such election within 90 days following the change of employment (with a date of notice to be deemed the effective date of termination) or the geographic location changes as defined above, or upon non-renewal of this agreement by the Company, then:

                           (a) Employee shall receive payment equal to 12 months of Employee's then current annualized salary; plus the

                                                            Employment Agreement
                                                                          Page 7


                           average of any bonus or incentive compensation paid or payable for the most recent two fiscal years, or other period generally used by the Company to determine such bonus or incentive compensation, and at Employee's election, may pay out such salary and bonus or incentives over a period of one year consistent with the Company's routine Employee payment schedules, or in a lump sum; and all unvested stock options held by Employee shall immediately vest. The Employee shall also be paid any accrued vacation pay to the date of such termination and any accrued sick leave or unpaid expense reimbursements that may be then due.

                           (b) Employee shall be entitled to continue participation in the healthcare coverage, life insurance and general Employee benefit plans of the Company. The Company shall for two years following the effective date of the termination under this
                           Section 7G, or until Employee becomes eligible for such insurance coverages with another employer, continue to provide such coverage for Employee and his dependents to the same extent and cost the Company is then providing for other Employees with comparable coverage during this two year period. Following this period of time, Employee will be eligible for COBRA extension of benefits permissible by law.

                           (c) In the event of a termination of employment under this Section 7G, the Company agrees that in the event of a dispute by the Employee over any terms or provisions contained in this agreement, or interpretation thereof, the Company will pay all reasonable legal expenses incurred by Employee as a result of Employee's efforts to resolve the dispute.

                  H. Termination without good cause prior to change of control

                           In the event that the Employee's employment shall be
                  terminated without Good Cause in anticipation of a Change of Control, it being agreed that any such termination which shall take place within 120 days of the effective date of such Change of Control shall be conclusively deemed for purposes of this paragraph to be termination in anticipation of such Change of Control then and in such event, the Employee shall be entitled to receive for the period of two (2) years following such termination his base salary at the rate in effect on the date of such termination of employment, payable in equal installments in the same amounts and in the same periodic intervals as his base salary was paid immediately prior to such termination. Additionally, during such two-year

                                                            Employment Agreement
                                                                          Page 8


                  period, the Employee shall be entitled to continue to receive each of the Employee benefits specified in Section 3D. hereof. The Employee shall also be paid any accrued vacation pay to the date of such termination, and any accrued sick leave or unpaid expense reimbursements that may then be due. In the event that the Employee shall obtain other full-time employment during such two year period, the amount of the Employee's base salary and benefits actually received by him during such two year period shall be credited against the Company's obligation to provide the termination payments and continued benefits provided for in this paragraph (it being agreed that any payments or benefits received by the Employee for part-time employment or consulting work during such two year period shall not be credited against the Company's obligation hereunder. The Employee shall be under no obligation to obtain such other full-time employment, but if he shall, he shall promptly give written notice to the Company of the salary and benefits provided to the Employee in connection with such other full-time employment, in order that the amount of such credit may be determined.

                  I. Voluntary termination and termination for good cause payments

                  The Employee's employment may be voluntarily terminated by him at any time by giving not less than thirty (90) days written notice thereof to the Company. Additionally, the Employee's employment may be terminated at any time for Good Cause (as defined herein) effective upon giving written notice to such termination for Good Cause by the Company to the Employee. If at any time during the term of this Agreement (i) the Employee shall have voluntarily terminated his employment with the Company (other than following a Change of Control), or (ii) the Company shall have terminated the employment of the Employee for Good Cause, the Employee shall be entitled to receive only his base salary as privided in Section 3 hereof and accrued vacation pay to the date of such termination, any sick leave or unpaid expense reimbursements that may be due, and no other benefits, except those that cannot be divested pursuant to the Employee Retirement Income Security Act of 1974, as amended or other applicable law.

                  J. Termination following change of control

                  Termination following a change in control shall be defined as shown in attached Exhibit A attached hereto.

                  K. Segregation of Funds for Severance Payments.

                  To help assure to the Employee the funding of the Company's obligation to provide the payments and benefits following the termination of the Employee's employment as provided for under
                  Section 7, the Company

                                                            Employment Agreement
                                                                          Page 9


                  shall forthwith upon the termination of the Employee as provided in any of such Section, place sufficient funds to cover the required payments and the cost of the fringe benefits provided for therein in a so-called "Rabbi Trust" or other similar arrangement with a trustee reasonably acceptable to the Employee, which trust shall insulate the amount placed therein from the claims of the Company's creditors to the maximum extent legally possible without the amount therein being taxable in full to the Employee in the year of the funding of such trust. The trust may be terminated and the funds therein released to the Company at such time as the Company shall cease to have any further obligation to the Employee under the applicable Section 7 of this Agreement.

         8.       COVENANT NOT TO COMPETE.

         Employee hereby covenants and agrees that during the initial and any renewal term of this Agreement, and for a period of one year following the termination of this Agreement, Employee shall not be engaged within the United States, either directly or indirectly, in any matter or capacity, whether as an advisor, principal, agent, partner, officer, director, Employee, member of an association, or otherwise, in any business or activity, or own beneficially or of record, five percent or more of the outstanding stock of any class of equity securities in any Company in competition with the business then being conducted by the Company. If Employee should breach the foregoing covenant, the Company will cease making payments described in the previous section regarding Termination of Agreement, and any associated payments contained therein; and remaining unexercised stock options shall immediately be cancelled and benefit plan provisions described in the Termination Section 7 shall be immediately discontinued.

         Additionally, at the option of the Board of Directors, the Company may choose to extend the covenant not to compete set forth herein for a period of up to an additional twelve months, beyond the initial twelve month period already stipulated herein. In consideration for such election, the Company agrees to make payment to the Employee the annualized salary and bonus equal to that in effect during the fiscal year at the time of termination.

         During this additional period of extension and payment, Employee agrees not to solicit, directly or indirectly, any current Employee of the Company for employment or engagement in any capacity outside of the Company, its subsidiaries or affiliates.

         9. CONFIDENTIALITY.

         Employee will in the course of his employment by the Company have access to confidential or proprietary data or information of the Company. Employee will not at any time divulge or communicate to any person (other than to a person bound by confidentiality obligations to the Company similar to those contained in this Agreement) or use to the detriment of the Company or for the benefit of any other person of such data or information. The provisions of this
Section 10 shall survive Employee's

                                                            Employment Agreement
                                                                         Page 10


employment hereunder whether by the normal expiration of that employment or otherwise. The term "confidential or proprietary data or information" as used in this Agreement shall mean information not generally available to the public including, without limitation, personnel information, financial information, customer lists, supplier lists, trade secrets, secret processes, know-how, computer data and programs, pricing, marketing and advertising data. The Employee acknowledges and agrees that any confidential or proprietary data or information that Employee has heretofore acquired was received in confidence and as a fiduciary with respect to the business of the Company.

All written materials, records and documents made by Employee or coming into Employee's possession during the term of employment concerning any products, processes, information or services used, developed, investigated or considered by the Company, or otherwise concerning the business or affairs of the Company, shall be the sole property of the Company and upon termination of Employee's employment, or upon request by the Board of Directors during Employee's employment, Employee shall promptly deliver the same to the Company. In addition, upon termination of Employee's employment, or upon request of the Board of Directors during Employee's employment, Employee shall deliver to the Company all other property of the Company in Employee's possession or under Employee's control including, but not limited to, financial statements, marketing and sales data and other documents and all Employer credit cards.

         10. ASSIGNMENT OF PATENT RIGHTS, COPYWRITES, ETC.

         The Employee shall promptly disclose in writing to the Company all inventions, discoveries, improvements and materials subject to copyright protection devised by him while in the employ of the Company, and the Employee hereby transfers and assigns to the Company, all right, title and interest in and to the same, including any and all domestic and foreign patent rights or copyrights therein and any renewals thereof. On request of the Company, the Employee shall execute from time to time during or after the termination of his employment, such further instruments, including without limitation applications for letters patent or copyrights and assignments thereof, as may be deemed necessary or desirable by the Company to effectuate the provision of this Agreement. It is agreed, however, and Employee is hereby notified, that the agreements contained in this Section 11 do not apply to such items and inventions for which no equipment, materials, supplies, facility or Confidential Information of the Company was used and which was developed entirely on Employee's own time, and

         (a)      which does not relate directly to

                  (i)      the business of the Company or to

                  (ii) the Company's actual or demonstrably anticipated research and development, or

         (b) which does not result from any work performed by Employee for the Company.

                                                            Employment Agreement
                                                                         Page 11


         11. OTHER BUSINESS ACTIVITIES.

         Employee shall not serve as an officer of another company, whether for compensation or otherwise, requiring more than nominal duties by the Employee, during the term of this Agreement without the express prior written consent of the Company's Board of Directors. Employee may not serve as a Director of any other organization without express prior written approval by the Company's Board of Directors, however, Employee's serving on the Boards of Chronimed and Life Time Fitness is acknowledged and exempt from this restriction.

         12. COOPERATION IN CLAIMS.

         Both during employment and post employment, Employee agrees that in the event of a legal action against the Company, or legal action initiated by the Company against another party, in which Employee is deemed by the Company to be a material witness or affiant, Employee agrees to make reasonable and best efforts to cooperate with the Company in such matters. If Employee is no longer employed, Company will reimburse Employee for time and expenses incurred as a result of cooperation for this purpose.

         13. INDEMNIFICATION.

         The Company agrees to make its best efforts to indemnify and hold harmless the Employee from liability incurred as a result of performance of duties as an Officer and member of the Board of Directors. This includes but is not limited to applicable statute, as well as efforts to secure coverage under pertinent insurance policies.

         14. NOTICES.

         All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be deemed to have been given when mailed at any general or branch United States Post Office enclosed in a certified postpaid envelope, return receipt requested, and addressed to the address of the respective party stated below or to such changed address as the party may have fixed by notice:

         If to the Employee:

         John Howell Bullion
         6016 Shane Drive
         Edina, Minnesota 55439 - 1758

         If to the Company:

         Chairman, Compensation Committee of the Board of Directors Orphan Medical, Inc.
         Ridgedale Office Center

                                                            Employment Agreement
                                                                         Page 12


         13911 Ridgedale Drive
         Minnetonka, Minnesota 55305

         Any notice of change of address shall only be effective, however, when received.

         15. SUCCESSORS AND ASSIGNS.

         This Agreement shall inure to the benefit of, and be binding upon, the Company, its successors and assigns, including, without limitation, any Company which may acquire all or substantially all of the Company's assets and business or into which the Company may be consolidated or merged, and the Employee, his heirs, executors, administrators and legal representatives. The Employee may assign his right to payment, and his obligations, under this Agreement.

         16. APPLICABLE LAW.

         This Agreement shall be governed by the laws of the State of Minnesota.

         17. OTHER AGREEMENTS

         This Agreement supersedes all prior understandings and agreements between the parties. It may not be amended orally, but only by a writing signed by the parties hereto.

         18. NON-WAIVER.

         No delay or failure by either party in exercising any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right.

         19. HEADINGS.

         Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

         20. COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


SIGNATURES

By     /s/ Michael Greene
  ------------------------------

                                                            Employment Agreement
                                                                         Page 13


Michael Greene
Chair, Compensation Committee
Orphan Medical, Inc. Board of Directors



EMPLOYEE
   /s/ John Howell Bullion
---------------------------------

                                                            Employment Agreement
                                                                         Page 14


                                                                       EXHIBIT A

                           CHANGE OF CONTROL AGREEMENT


            This agreement is made as of the 29th day of October, 1999, between Orphan Medical, Inc., a Minnesota corporation (the "Company"), and John Howell Bullion ("Employee"), residing in Edina, MN.


            WITNESSETH THAT:

            WHEREAS, the Company believes that it is in the best interests of the Company to maintain management capable of protecting and enhancing the best interests of the Company and its shareholders; and

            WHEREAS, in connection therewith, the Company believes that it is important for Employee to be available to assist and advise the Company and its board of directors in the event the Company or its shareholders receives a proposal for transfer of control of the Company, without being influenced by any uncertainties which may exist with regard to Employee's future employment.

            NOW, THEREFORE, to assure the Company that it will have continued access to the dedicated services of Employee notwithstanding the possibility, threat or occurrence of a bid to take over control of the Company, and to induce Employee to remain in the employ of the Company, the Company and Employee agree as follows:

1. Definitions.

            As used herein, the following terms shall have the meanings set forth below:

            (i) A "Change in Control" shall mean the occurrence of any of the following events:

                        (a) a change in control of the Company of a nature
            required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), whether or not the Company is then subject to such reporting requirement; or

                        (b) any "person" (as such term is used in Sections 13(d)
            and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing
            (a) at least 15% but no more than 50% of the combined voting power of the Company's then

                                                            Employment Agreement
                                                                         Page 15


            outstanding securities unless the transaction is approved by the Board of Directors of the Company in advance of the event, or by a majority of the Continuing Directors within 30 days after the event, or (b) more than 50% of the combined voting power of the Company's then outstanding securities (regardless of any approval of the Board of Directors); or

                        (c) individuals who at the date hereof constitute the
            Board of Directors of the Company cease to constitute a majority thereof, provided that such change is the direct or indirect result of a proxy fight and contested election for positions on the Board; or

                        (d) the sale, lease, exchange or other transfer,
            directly or indirectly, of all or substantially all of the assets of the Company, in one transaction or in a series of related transactions; or

                        (e) a merger or consolidation to which the Company is a
            party if the shareholders of the Company immediately prior to the effective date of such merger or consolidation have "beneficial ownership" (as defined in Rule 13d-3 promulgated under the Exchange
            Act) immediately following the effective date of such merger or consolidation of securities of the surviving company representing
            (a) 50 percent or more, but not more than 85 percent, of the combined voting power of the surviving corporation's then outstanding securities, unless such merger or consolidation has been approved in advance by the Board of Directors of the Company in advance of the event, or by a majority of the Continuing Directors within 30 days after the event or (b) less than 50 percent of the combined voting power of the surviving corporation's then outstanding securities (regardless of any approval by the continuity directors); or

                        (f) the Board of Directors of the Company determines, in
            its sole and absolute discretion, that there has been a change in control of the Company.

            (ii) "Continuing Directors" shall include only those directors of the Company on the date hereof and those directors, as of a date 30 days prior to an event that would otherwise be considered a "Change in Control," who were nominated by Continuing Directors and duly elected by shareholders at an annual meeting thereof or nominated and elected by directors who were "Continuing Directors."

            (iii) "Cause" shall mean termination by the Company of Employee's employment based upon (a) the willful and continued failure by Employee substantially to perform his duties and obligations (other than any such failure resulting from his incapacity due to physical or mental illness) or (b) the willful misconduct of Employee which is materially injurious to the Company or any of its subsidiaries, monetarily or otherwise. For purposes of this paragraph, an act, or failure to act, shall be considered

                                                            Employment Agreement
                                                                         Page 16


"willful" if done, or omitted to be done, by Employee in bad faith and without reasonable belief that the action or omission was in the best interests of the Company.

            (iv) "Disability" shall mean any physical or mental condition which would qualify Employee for a disability benefit under the long-term disability plan of the Company.

2. Term of Agreement.

            This agreement shall commence on the date hereof and shall continue in effect until (i) Employee and the Company mutually agree in writing to terminate this agreement, (ii) termination of Employee's employment with the Company in a manner other than as set forth in section 3(i) hereof, or (iii) Employee reaches the age of sixty-five (65).

3. Termination of Employment.

            (i) Employee shall be entitled to receive the cash payment and other benefits provided in section 4 hereof if, during the term of this agreement, the Company, within twelve (12) months of a Change in Control, shall have terminated Employee without Cause, required the Employee to relocate or offered employee continued employment at a lower pay level and lesser level of responsibility.

            (ii) Nothing contained herein shall be deemed to constitute a guarantee of employment or limit the Company's right to terminate Employee prior to a Change in Control or for Cause following a Change in Control. Employee's rights upon termination of employment prior to a Change in Control or after the expiration of the term of this agreement or after the expiration of the prescribed periods following a Change in Control set forth in section 3(i) shall be governed by the standard employment termination policy applicable to Employee in effect at the time of termination.

4. Benefits Upon Termination Under Section 3(i)

            Upon the termination of Employee pursuant to section 3(i) hereof, Employee shall be entitled to receive the benefits specified in this section 4. The amounts due to Employee under this section 4 shall be paid to Employee not later than Employee's last day of employment. All payments to Employee pursuant to this Section 4 shall be subject to any applicable payroll or other taxes required by law to be withheld.

            (i) The Company shall pay to Employee (a) the full base salary earned by him and unpaid through the effective date of Employee's termination, at the rate in effect at the time notice of termination was given, plus (b) an amount representing credit for any vacation earned by him in the current calendar year, but not taken.

            (ii) In lieu of any further base salary payments to Employee for periods subsequent to the date that the termination of Employee's employment becomes

                                                            Employment Agreement
                                                                         Page 17


effective, the Company shall pay as severance pay to Employee a lump sum amount in cash equal to the following: the highest annual salary and incentive payment within the last two years divided by 12 multiplied by 24 months.

            (iii) All options to purchase the Company's Common Stock and all other incentive awards granted to Employee under the Company's 1994 Long-Term Incentive and Stock Option Plan or any other stock option or incentive compensation plan adopted by the Company (each, a "Plan" and, together, the "Plans") shall become immediately exercisable or vested, as the case may be; provided, however, such options or awards shall be exercisable or payable, as the case may be, only in a manner consistent with the terms of the Plans and related stock option or other agreements, as applicable and as in effect upon the date of termination.

            (iv) In addition to all other amounts payable to Employee under this section 4, Employee shall be entitled to receive all benefits payable or distributable to Employee under any Company pension plan and any other plan or agreement relating to retirement benefits in accordance with the policies in respect thereof in effect as of the date of the Change in Control.

            (v) The Company shall pay to Employee all legal fees and expenses incurred by Employee in seeking to obtain or enforce any right or benefit provided to Employee by this agreement.

            (vi) Should the Employee refuse continued employment at a similar pay and responsibility level, the Employee will not be eligible for the benefits as described in 4. (ii) above.

            Notwithstanding anything contained in this agreement to the contrary, the maximum amount to be paid by Company to Employee pursuant to the terms of this Agreement and this section 4 shall be limited to an amount which does not constitute an "excess parachute payment" within the meaning of section 280G of the Internal Revenue Code of 1954, as amended, or any successor provision or regulations promulgated thereunder.

            Employee shall not be required to mitigate the amount of any payment provided for in this section 4 by seeking other employment or otherwise. The amount of any payment or benefit provided in this section 4 shall not be reduced by any compensation earned by Employee as a result of any employment by another employer.

5. Successors; and Binding Agreement.

         (i) The Company will use its best efforts to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise), to all or substantially

                                                            Employment Agreement
                                                                         Page 18


all of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Employee, expressly to assume and agree to perform the Company's obligations under this agreement arising out of any such succession in the same manner and to the same extent that the Company would be required to perform this agreement. As used in this agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this section 5(i) or which otherwise becomes bound by all the terms and provisions of this agreement by operation of law.

         (ii) This agreement is personal to Employee and Employee may not assign or transfer any part of his rights or duties hereunder, or any compensation due to him hereunder, to any other person. Notwithstanding the foregoing, this agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees.

6. Modification; Waiver. No provision of this agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by Employee and such officer as may be specifically designated by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

7. Notice. All notices, requests, demands and all other communications required or permitted by either party to the other party by this agreement (including, without limitation, any notice of termination of employment) shall be in writing and shall be deemed to have been duly given when delivered personally or mailed by regular, certified or registered mail, return receipt requested, at the address of the other party, as follows:

                           If to the Company, to:

                           Orphan Medical, Inc.
                           Ridgedale Office Center
                           Suite 475
                           13911 Ridgedale Drive
                           Minnetonka, Minnesota 55305
                           Attention: Chief Executive Officer


                           If to Employee, to:

                           John Howell Buillion
                           6016 Shane Drive
                           Edina, Minnesota 55305

                                                            Employment Agreement
                                                                         Page 19


8. Severability. If any term or provision of this agreement or the application hereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this agreement shall be valid and enforceable to the fullest extent permitted by law.

9. Headings. The headings in this agreement are inserted for convenience or reference only and shall not be a part of or control or affect the meaning of this agreement.

10. Counterparts. This agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11. Governing Law. This agreement has been executed and delivered in the state of Minnesota and shall in all respects be governed by, and construed and enforced in accordance with, the laws of the state of Minnesota, including all matters of construction, validity and performance, but without giving effect to the choice of law provisions thereof.

12. Entire Agreement. This agreement supersedes any and all other oral or written agreements or policies made relating to the subject matter hereof; provided that, this agreement shall not supersede or limit in any way Employee's rights under any benefit plan, program or arrangements in accordance with their terms.